Exhibit 10.21

ADDENDUM TO MARCH 2012 CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

made as of March 14, 2012

Among

CIRCLE STAR ENERGY CORP.

as issuer

and

THE HOLDER OF

10% CONVERTIBLE NOTES, DUE MARCH 14, 2013

and

G. JONATHAN PINA

Relating to the issuance of

10% Convertible Notes, due March 14, 2013

TABLE OF CONTENTS

SECTION 1	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Meaning of “outstanding” for Certain Purposes	6
	1.3	Interpretation Not Affected by Headings	7
	1.4	Extended Meanings	7
	1.5	Day Not a Business Day	7
	1.6	Currency	7
	1.7	Statutes	7
	1.8	Invalidity of Provisions	7
	1.9	Applicable Law	7

SECTION 2	THE NOTES		8

	2.1	Designation and Issuance of Notes	8
	2.2	Description of the Notes	8
	2.3	Form of Notes	8
	2.4	Subordination of Notes	8
	2.5	Interest	8
	2.6	Option of Holder as to Place of Payment	9
	2.7	Surrender for Cancellation	9
	2.8	Right to Receive Agreement	9

SECTION 3	REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES		9

	3.1	Registers	9
	3.2	Ownership and Entitlement to Payment	9
	3.3	Restrictions on Transfer of Notes Under U.S. Securities Law	10

SECTION 4	WITHHOLDING TAXES		10

SECTION 5	COVENANTS OF THE CORPORATION		10

	5.1	Grant of Subordinated Security Interest in JHE	10
	5.2	Restrictive Covenants in respect of the Corporation and JHE	10
	5.3	Grant of Security Interest in Redfish Property	11
	5.4	Pledge of Pina Shares	11
	5.5	Realization of the Secured Assets	11

SECTION 6	MEETINGS OF NOTEHOLDERS		11

	6.1	Right to Convene Meetings	11
	6.2	Notices of Meetings	11
	6.3	Chairman	11
	6.4	Show of Hands	12
	6.5	Poll	12
	6.6	Voting	12
	6.7	Minutes	12

TABLE OF CONTENTS
(continued)

	6.8	Instruments in Writing	12
	6.9	Binding Effect of Resolutions	12
	6.10	Record Dates	13

SECTION 7	NOTICES		13

	7.1	Notice to the Corporation	13
	7.2	Notice to Noteholders	13

SECTION 8	SUPPLEMENTAL AGREEMENTS		13

	8.1	Supplemental Agreements	13
	8.2	Effect of Supplemental Agreements	14

SECTION 9	EVIDENCE OF RIGHTS OF NOTEHOLDERS		14

	9.1	Evidence of Rights of Noteholders	14

SECTION 10	EXECUTION AND FORMAL DATE		15

	10.1	Counterpart Execution	15
	10.2	Formal Date	15

SECTION 11	LEGAL COUNSEL		15

	11.1	Dorsey and Whitney LLP	15

ADDENDUM TO MARCH 2012 CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

THIS ADDENDUM is made as of March 14, 2012,

AMONG:

CIRCLE STAR ENERGY CORP. (the “Corporation”)

Attn: Jonathon Pina, Chief Financial Officer

7065 Confederate Park Road, Suite 102

Fort Worth, TX 76108

USA

and

HOLDER OF 10% CONVERTIBLE NOTES, DUE MARCH 14, 2013 (the “Holder”)

and

G. JONATHAN PINA (“Pina”)

RECITALS

A.	The Corporation issued February Notes to the February Noteholders subject to the February Inter-Creditor Agreement.

B.	The February Noteholders were granted a Subordinated Security Interest in JHE under the terms of the Inter-Creditor Agreement.

C.
The Corporation has issued the Holder a 10% CONVERTIBLE NOTE, DUE MARCH 14, 2013, subject to certain  representations, warranties, covenants and rights provided in a private placement subscription agreement to which this Addendum applies (the “Agreement”).

D.	All necessary resolutions of the Directors have been duly passed and other proceedings taken and conditions complied with to make this Agreement valid and binding on the Corporation.

NOW THEREFORE THIS  ADDENDUM TO MARCH 2012 CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT is hereby covenanted, agreed and declared as follows.

SECTION 1 INTERPRETATION

1.1 Definitions

In this Agreement and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the following expressions have the following meanings:

“Affiliate” has the meaning given thereto in the U.S. Securities Act.

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

“Board” means the board of directors of the Corporation.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when banking institutions in Houston, Texas, are authorized or obligated by law or regulation to close.

“Closing Date” means March 14, 2012 or such other date as agreed to between the Corporation and the Holder.

“Common Shares” has the meaning set forth in Section 2.2.

“Corporation” means Circle Star Energy Corp., a Nevada corporation, and its successors and assigns.

“Directors” means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation in accordance with Applicable Law, a committee of the directors of the Corporation, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

“Event of Default” has the meaning ascribed to in the Note Certificates.

“February Indebtedness” means the indebtedness under the February Notes.

“February Inter-Creditor Agreement” means the Inter-Creditor Agreement made as of February 8, 2012 among the Corporation as the Holders of 10% Convertible Notes, due February 8, 2013 relating to the issuance of 10% Convertible Notes, due February 8, 2013.

“February Noteholders” means certain investors who purchased the February Notes under the terms of a subscription agreement and subject to the February Inter-Creditor Agreement.

“February Notes” means the 10% Convertible Notes due February 8, 2013 issued by the Corporation.

“February Note Security Interest” means the security interest to be granted to the February Noteholders in the JHE Assets under the terms of the February Inter-Creditor Agreement.

“February Offering” means the offer and sale of the February Notes to the February Noteholders pursuant to Subscription Agreements in the aggregate principal of US$2,750,000.

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, the United States or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, contractual obligation, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

“Indebtedness” means, with respect to a Person, without all obligations of the Person for borrowed money, including obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments.

“JHE” means JHE Holdings, LLC, a Texas limited liability company and wholly-owned subsidiary of the Corporation.

“JHE Assets” means the JHE properties and assets of JHE.

“JHE Indebtedness” means Indebtedness incurred by JHE under a certain Promissory Note dated January 1, 2011, in the stated principal amount of $7,500,000, executed by High Plains Oil, LLC, a Nevada limited liability company, payable to the order of the JHE Lien Holders, and subsequently assumed by the Corporation, and other Indebtedness directly or by way of guarantee, indemnity or other similar arrangement, pursuant to which recourse of the creditor of such Indebtedness extends to the JHE Assets, whether such recourse is secured or unsecured.

“JHE Lien” means the first and prior, perfected security interest in the JHE Assets and pledge of all the membership interests of JHE for the benefit of the JHE Lien Holders under the terms of the JHE Security Agreement.

“JHE Lien Holders” means James H. Edsel, Nancy Edsel, and James Edsel, Jr.

“JHE Security Agreement” means the Amended and Restated Membership Interest Pledge and Security Agreement between the Corporation and the JHE Lien Holders.

“JHE Security Documents” means the security documents consisting of the JHE Security Agreement and any document that may be filed in connection with perfection of the JHE Lien.

“Lien” means any mortgage, charge, security interest, pledge, lien (statutory or otherwise) hypothec, tax lien, statutory lien, trust or deemed trust, adverse claim, construction lien materialman’s lien or charge or encumbrance of any kind whatsoever.

“Maturity Date” means, with respect to a Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

“Note Certificate” means a Note Certificate representing all or a portion of the aggregate principal amount of the Note issued in the name of a Holder.

“Note Documents” means the Agreement, including the Addendum, the Note Certificate and any ancillary documents executed by the Corporation in connection therewith.

“Note Indebtedness” means all present and future debts, liabilities and obligations of the Corporation to the Noteholder under and in connection with the Agreement and the Notes, including all principal money owing on the Note,  interest (including interest on overdue principal interest) and all fees paid and other money from time to time owing pursuant to the terms of this Agreement and on the Note.

“Noteholder” or “Holder” means, at a particular time, a Person entered in the Register as a holder of one or more Notes outstanding at such time.

“Noteholders’ Request” means an instrument signed by the Noteholders requesting or directing the Corporation to take or refrain from taking the action or proceeding specified therein.

“Note” means the 10% Convertible Note of the Corporation issued or to be issued to the Holder pursuant to the Agreement.

“Obligations” means, without duplication, with respect to a Person, all items which, in accordance with Generally Accepted Accounting Principles, as applied by the Corporation, would be included as liabilities on the liability side of the balance sheet of the Person and all Liabilities of the Person.

“Permitted Encumbrances” means

(a)	any Security Interest created pursuant to the JHE Security Documents;

(b)
any Security Interest constituted by a purchase money interest or similar title retention with respect to, or any Security Interest over, goods acquired in the ordinary course of business of the Corporation or any of its Subsidiaries;

(c)
any Security Interest or deposit under workers’ compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

(d)	any Security Interest or privilege imposed by law, such as builders’, mechanics’, materialman’s lien, carriers’, warehousemen’s and landlords’ liens;

(e)
any right reserved to or vested in any municipality or governmental or other public authority and a public utility or any municipality or governmental or other public authority when required by the utility, municipality or other authority;

(f)	any Security Interest created by the February Offering and the February Inter-Creditor Agreement;

(g)	any Security Interest subordinated in priority to the Security Interest, if any, securing the Note Indebtedness; and

(h)	any reservations, limitations, provisos and conditions expressed in original grants from any Governmental Authority.

“Person” means an individual, corporation, body corporate, limited partnership, general partnership, joint stock company, association, joint venture, association, company, trust, bank, fund, Governmental Authority or other entity or organization, whether or not recognized as a legal entity.

“Pina Employment Agreement” means the executive employment agreement among the Corporation and Pina effective as of July 11, 2011, as may be amended from time to time.

“Pina Shares” means the 1,500,000 shares of common stock of the Corporation to be issued to Pina pursuant to the Pina Employment Agreement.

“Record Date” means the date for determining the Holders of Notes entitled to receive payment of interest on an Interest Payment Date, which date shall be the tenth Business Day prior to such Interest Payment Date or such other date as shall be specified in a certified resolution delivered by the Corporation.

“Redfish Property” means certain oil and gas properties located within the Redfish 56 Prospect in Glascock County, Texas, purchased by the Corporation pursuant to a letter agreement dated December 1, 2011 among the Corporation, Ingebriston Energy LLC, Wind Rush, LLC, GTP Energy Partners, LLC, Gabriel Barrera and Charles T. Bracket and described in more detail in Schedule 1.

“Register” has the meaning ascribed to such term in Section 3.1.

"Rule 144" means Rule 144 promulgated under the U.S. Securities Act.

"Secured Assets" means the “Collateral” as defined in the JHE Security Agreement, the Redfish Property and the Pina Shares.

“Securities” means stocks, shares, units, instalment receipts, voting trust certificates, bonds, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“Security Interest” means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, pledge, lien or other encumbrance on or interest in property or assets that secures the payment of Obligations.

“SEC” means the United States Securities and Exchange Commission.

“Stated Maturity” means the date fixed and specified in a Note as the date on which the principal of such Note is due and payable.

“Subordinated” means the priority of the Holder to Security Interest behind the JHE Lienholders, the February Noteholders and any creditor with a senior security interest or right to a security interest in the Secured Assets existing at the date of this Addendum or arising out of operation of law.

“Subscription Agreement” means the subscription agreement between the Corporation and the Holder whereby the Holder purchased the Note, and which this Addendum relates.

“Subsidiary” has the meaning given thereto in the U.S. Securities Act.

“Supplemental Agreement” means an Agreement supplemental to this Agreement pursuant to which, among other things, the provisions of this Agreement may be amended.

“Triggering Event” means any event described in Section 2.2 (i), (ii) or (iii) triggering the right of Noteholders to demand repayment of the Notes.

“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended.

"U.S. Securities Act" means the Securities Act of 1933, as amended.

“Voting Shares” means shares in the capital of a corporation having voting power under ordinary circumstances to vote in the election of directors of the corporation.

1.2 Meaning of “outstanding” for Certain Purposes

Every Note certified and delivered by the Corporation hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Corporation for cancellation provided that:

(a)
if a new Note has been issued in substitution for a Note that has been mutilated, lost, stolen or destroyed, only the new Note shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)	Notes that have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof; and

(c)
for the purpose of any provision of this Agreement entitling Holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Agreement or to constitute a quorum at any meeting of Noteholders, Notes owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded, provided that:

(i)
for the purpose of determining whether the Corporation shall be protected in acting and relying on any such vote, consent, requisition or other instrument or action or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Notes which the Corporation knows are so owned shall be so disregarded; and

(ii)
Notes so owned that have been pledged in good faith other than to the Corporation or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Corporation the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation or any Affiliate of the Corporation.

1.3 Interpretation Not Affected by Headings

The division of this Agreement into Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 Extended Meanings

In this Agreement, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Agreement”, “this Agreement”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement, and not to any particular Section, Subsection, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Agreement; and the expressions “Section”, “Subsection”, “clause” and “Schedule” followed by a number, letter, or combination of numbers and letters refer to the specified Section, Subsection or clause of or Schedule to this Agreement.

1.5 Day Not a Business Day

If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6 Currency

Except as otherwise provided herein, all references in this Agreement to “US dollars” or “$” are to lawful money of the United States.

1.7 Statutes

Each reference in this Agreement to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.8 Invalidity of Provisions

Each provision in this Agreement or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.9 Applicable Law

This Agreement and the Note shall be governed by and construed with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction and shall be treated in all respects as Nevada contracts.

SECTION 2 THE NOTES

2.1 Designation and Issuance of Notes

The Note shall be designated as the “10% Convertible Notes, due March 14, 2013”, shall be issued on the Closing Date.

2.2 Description of the Notes

The Principal and any accrued and unpaid interest on Notes will due and payable on March 14, 2013 (the “Stated Maturity Date”) or, at the election of the Holder, on the earlier of (a) the closing of a financing transaction by the Corporation for aggregate proceeds in excess of US$5,000,000; (b) the sale or partial sale of JHE; (c) the sale of all or substantially all of the assets of JHE; or (d) an Event of Default (as defined in the Note Certificates).  The events described in this Section 2.2(a), (b) and (c) are each a “Triggering Event” and the Corporation agrees to provide each Note holder notice of a Triggering Event within five calendar days.

The Principal Amount of the Notes is convertible, in whole or in part, at the option of the holder into shares of common stock of the Corporation (each, a “Common Share” and together with the Notes, the “Securities”) on (a) the Stated Maturity Date or (b) the occurance of any Triggering Event.

The Notes shall be subordinate to security interests in the JHE Assets under the JHE Security Agreement and the February Note Security Interest.

2.3 Form of Notes

The Note Certificate will be in substantially the form attached hereto as Schedule 2.

2.4 Subordination of Notes

The Notes shall be subordinate obligations of the Corporation except as otherwise provided in this Addendum.

2.5 Interest

Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to ten percent (10%) per annum, payable monthly in arrears on the first Business Day of each calendar month beginning on May 1, 2012.  Interest shall be computed on the basis of a year of 365 days.  For any period that is not an equal monthly payment, interest shall be calculated for the actual number of days in such period excluding the date of payment.

Wherever in this Agreement or a Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Agreement or such Note, and express mention of interest on amounts in default in any of the provisions of this Agreement shall not be construed as excluding such interest in those provisions of this Agreement in which such express mention is not made.

If the date for payment of any amount of principal and interest in respect of a Note is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Note shall not be entitled to any further interest or other payment in respect of the delay.

2.6 Option of Holder as to Place of Payment

Except as herein otherwise provided, all amounts which at any time become payable on account of any Note or any interest thereon shall be payable at the option of the Holder at any of the places at which the principal and interest in respect of such Note are payable.

2.7 Surrender for Cancellation

If the principal amount due upon any Note shall become payable before the Stated Maturity thereof, the Person presenting such Note for payment shall surrender the same for cancellation to the Corporation and the Corporation shall pay or cause to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

2.8 Right to Receive Agreement

The Noteholder is entitled to receive from the Corporation a copy of this Agreement on written request and upon payment of a reasonable copying charge.

SECTION 3  REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

3.1 Registers

The Corporation shall cause to be kept at its principal office, a central register (the “Register”) in which shall be entered the names and last known addresses of the Holder of the Note and the other particulars, as prescribed by law, of the Notes held by each of them and of all transfers of such Notes.

3.2 Ownership and Entitlement to Payment

The Person in whose name a Note is registered shall be deemed to be the beneficial owner thereof for all purposes of this Agreement and payment of or on account of the principal  and interest on such Note shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation for the amount so paid.

3.3  Restrictions on Transfer of Notes Under U.S. Securities Law

The Note has not been and will not be registered under the U.S. Securities Act or under any applicable securities laws of any state of the United States.  The Notes are “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act) and may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, and, in each case, in accordance with applicable state securities laws and, if requested by the Corporation, the Holder furnishes to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

SECTION 4 WITHHOLDING TAXES

All payments made by the Corporation with respect to the Note shall be made free and clear of and without deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge imposed or levied by or on behalf of the Government of the United States, as well as any other government or authority, province, state or territory thereof or by any authority or agency therein or thereof as well as any other government or authority having power to tax a Noteholder, unless the Corporation is required to withhold or deduct taxes by law or by the interpretation or administration thereof. If the Corporation is required by such laws or by the interpretation or administration thereof to withhold or deduct any amount from any payment with respect to the Note (including without limitation, any payments for principal, interest, capitalized interest) for or on account of any taxes, the Corporation shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with Applicable Law.

The Corporation will furnish to the Holder of the Note, within 30 days after the date that the payment of any taxes is due pursuant to Applicable Law, copies of receipts evidencing such payment by the Corporation.

SECTION 5 COVENANTS OF THE CORPORATION

5.1 Grant of Subordinated Security Interest in JHE

Upon payment of the JHE Indebtedness to the JHE Lien Holders and the termination of the JHE Lien, the Corporation will use commercially reasonable efforts to grant the Noteholder a Subordinated Security Interest in the JHE Assets and pledge of all the membership interests of JHE to secure repayment of US$500,000 of the Principal Amount of the Note for the benefit of the Noteholder, including executing and delivering documents to perfect such Securities Interest in similar form as the JHE Security Documents.

5.2 Restrictive Covenants in respect of the Corporation and JHE

The Corporation hereby covenants and agrees for the benefit of the Noteholder that it will not:

(a)	and will not permit JHE to, create, incur, assume or suffer to exist any Lien, other than Permitted Encumbrances; or

(b)
convey, sell, lease, assign, transfer or otherwise dispose of any of the JHE Assets other than granting of liens consisting of the Permitted Encumbrances or entering into a transaction under which the Corporation will pay the Principal Amount and accrued Interest on closing of such transaction.

5.3 Grant of Security Interest in Redfish Property

The Corporation will use its best efforts to grant, within 30 days, to the Noteholder, or its designee, a Security Interest in the Redfish Property, including executing and delivering all reasonably necessary documents to perfect such Securities Interest.

5.4 Pledge of Pina Shares

Upon issuance of the Pina Shares under the terms of the Pina Employment Agreement, as may be amended from time-to-time, Pina will pledge the Pina Shares to secure the payment of the Note. The Pledge will be effected under a pledge agreement among the Holder, Pina and the Corporation in a form reasonably satisfactory to the parties.

5.5 Realization of the Secured Assets

Should the Corporation default of the Note, the Noteholder can realize on the Secured Assets in the following order and priority:

(a)	First, the Redfish Property;

(b)	Second, the JHE Assets; and

(c)	Third, the Pina Shares.

SECTION 6 MEETINGS OF NOTEHOLDERS

6.1 Right to Convene Meetings

The Noteholder may convene a meeting of the Noteholders.  Every such meeting shall be held in Houston, Texas, or at such other place as may be approved or determined by the Corporation.

6.2 Notices of Meetings

Notice of a meeting of the Noteholder shall be given to the Noteholder at least 21 days prior to the date of the meeting, and a copy of any notice sent by mail to the Noteholder shall be sent by mail to the Corporation (unless the meeting has been called by it).  A notice of a meeting of the Noteholder shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed.

6.3 Chairman

The Corporation shall choose an individual present to be the chairman of the meeting.

6.4 Show of Hands

Except as otherwise provided in this Agreement, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

6.5 Poll

On every resolution proposed to be passed and on any other resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Noteholders or proxyholders for Noteholders holding at least US$100,000 principal amount of Notes demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

6.6 Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote.  On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$1,000 principal amount of Notes held by such Noteholder on the record date fixed for the meeting.  A proxyholder need not be a Noteholder.  All matters shall be approved by holders of a majority of the votes cast at a meeting of the Noteholders.

6.7 Minutes

Minutes of all resolutions and proceedings at every meeting of the Noteholder shall be made and duly entered in books to be from time to time provided for that purpose by the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholder, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

6.8 Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Noteholder at a meeting may also be taken and exercised by an instrument in writing signed by the Noteholder.

6.9 Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 6 at a meeting of the Noteholder shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with this Article 6 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder shall be bound to give effect accordingly to every such resolution and instrument in writing.

6.10 Record Dates

If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a certified resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so.  Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date.

SECTION 7 NOTICES

7.1 Notice to the Corporation

Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Chief Financial Officer of the Corporation or if sent by facsimile transmission (with receipt confirmed) to the attention of the Chief Financial Officer of the Corporation at its principal offices with a copy for informational purposes only to Dorsey & Whitney, LLP, attention Kenneth Sam, 1400 Wewatta St., Suite 400, Denver, CO, 80202, fax: (303) 629-3450, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Houston time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.

7.2 Notice to Noteholders

Unless otherwise expressly provided in this Agreement, any notice to the Noteholder under the provisions hereof shall be valid and effective if it is delivered or mailed postage prepaid, addressed to such Noteholder, at their addresses or electronic communication numbers, if any, appearing in the Register and, subject as provided in this Section 7.2, shall be deemed to have been received at the time of delivery or on the second Business Day after the day on which it was mailed.  Any notice made by delivery on a day other than a Business Day, or after 4:00 p.m. (Houston time) on a Business Day, shall be deemed to be received on the next following Business Day.  All notices to joint Holders of any Notes may be given to whichever one of the Holders thereof is named first in the Register, and any notice so given shall be sufficient notice to all holders of such Note. In the event of a postal disruption, notice to Noteholders shall be given or sent by other appropriate means.

SECTION 8 SUPPLEMENTAL AGREEMENTS

8.1 Supplemental Agreements

When authorized by a resolution of its Directors, the Corporation may, without the consent of the Noteholder, and they shall when required by this Agreement, execute, acknowledge and deliver by their proper officers Supplemental Agreements, which thereafter shall form part of this Agreement, for any one or more of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Noteholder;

(b)
making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Note which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not adversely affect the interests of the Noteholder;

(c)
evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Agreement; and

(d)	giving effect to any Noteholder resolution.

The Corporation may also, without the consent or concurrence of the Noteholder, by Supplemental Agreement or otherwise, make any changes or corrections in this Agreement or in any Supplemental Note which it shall have been advised by its legal counsel, acting reasonably, are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained herein or in any Supplemental Agreement, provided that the rights of the Noteholders are in no way materially adversely affected thereby.

8.2 Effect of Supplemental Agreements

Upon the execution of any Supplemental Agreement relating to the Note, this Agreement shall be modified in accordance therewith, such Supplemental Agreement shall form a part of this Agreement for all purposes in relation to such Note, and the Holder of such Note shall be bound thereby.  Any Supplemental Agreement providing for the issue of the Note may contain terms which add to, modify or negate any of the terms contained in this Agreement in relation to the Note to be so issued, and to the extent that there is any difference between the terms of this Agreement and the terms contained in a Supplemental Agreement, the terms contained in the Supplemental Agreement shall be applicable to the Note unless otherwise indicated in such Supplemental Agreement; provided that no provision in a Supplemental Agreement shall adversely affect the rights of the holder of Note.

SECTION 9 EVIDENCE OF RIGHTS OF NOTEHOLDERS

9.1 Evidence of Rights of Noteholders

Any instrument which this Agreement may require or permit to be signed or executed by the Noteholder may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing.

The Corporation may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper.

The ownership of the Note shall be proved by the Register as herein provided.

SECTION 10 EXECUTION AND FORMAL DATE

10.1 Counterpart Execution

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

10.2 Formal Date

For the purpose of convenience, this Agreement may be referred to as bearing the formal date of March 14, 2012, irrespective of the actual date of execution hereof.

SECTION 11 LEGAL COUNSEL

11.1 Dorsey and Whitney LLP

Dorsey and Whitney LLP is the legal counsel to the Corporation and has not advised any other party to this Addendum, or transactions completed in this Addendum. Pina and the Noteholder have been advised to seek independent legal counsel.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

ADDENDUM TO MARCH 2012 CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper signatories in that behalf.

CIRCLE STAR ENERGY CORP.
By:
Authorized Signing Officer

NOTEHOLDER
By:

G. JONATHAN PINA
By:

SCHEDULE 1

REDFISH PROPERTY DESCRIPTION

SCHEDULE 2

FORM OF NOTE CERTIFICATE